Your Vote Counts! *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V31556-P06619 BLOOM ENERGY CORPORATION 4353 NORTH FIRST STREET SAN JOSE, CALIFORNIA 95134 BLOOM ENERGY CORPORATION 2024 Annual Meeting Vote by May 6, 2024 11:59 PM ET You invested in BLOOM ENERGY CORPORATION and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on May 7, 2024. Vote Virtually at the Meeting* May 7, 2024 9:00 a.m. PT Virtually at: www.virtualshareholdermeeting.com/BE2024 Get informed before you vote View the Annual Report and Notice and Proxy Statement online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 23, 2024. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

THIS IS NOT A VOTABLE BALLOT This is an overview of the more complete proxy materials that contain important information and are available to you on the Internet or by mail. Please follow the instructions on the reverse side to access and review the proxy materials before voting on these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V31557-P06619 1. Election of Class III Directors For Nominees: 01) Michael Boskin 02) John Chambers 03) Cynthia (CJ) Warner 2. To approve, on an advisory basis, the compensation of our named executive officers. For 3. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. For 4. To approve an amendment to our restated certificate of incorporation to add officer exculpation provisions and eliminate outdated references to Class B common stock. For NOTE: Such other business as may properly come before the meeting or any adjournment, continuation or postponement thereof.